Exhibit 10.15

SECOND AMENDMENT TO PROMISSORY NOTE

THIS SECOND AMENDMENT TO PROMISSORY NOTE (the “Amendment”), dated as of October 29, 2025, is entered into by NOVELSTEM INTERNATIONAL CORP., a Florida corporation (the “Maker”) and Stephen Gans, an individual (the “Noteholder”).

WHEREAS, the Maker and the Noteholder are parties to that certain Promissory Note, dated as of May 1, 2023 (the “Promissory Note”) as amended in that First Amendment to Promissory Note dated as of May 16, 2025 (the “First Amendment”); and

WHEREAS, the Maker and the Noteholder desire to amend the Promissory Note to extend the term of the Promissory Note and provide for interest to begin accruing October 1, 2025.

NOW, THEREFORE, for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by each party hereto as follows:

Amendment to the Promissory Note. It is hereby agreed and understood that the Promissory Note shall be amended as follows:

1.	Maturity Date. The paragraph of the Promissory Note entitled “Maturity Date” is hereby amended and restated in its entirety to read as follows:

“Maturity Date” means the earlier of (a) December 31, 2026 and (b) the date on which all amounts under this Note shall become due and payable pursuant to Section 7.

2.	Applicable Rate. The following defined term is added to the Promissory Note:

“Applicable Rate” means the rate equal to ten percent (10%) per annum to begin accruing October 1, 2025 until the earlier of the Maturity Date or the date paid.

Miscellaneous:

A. Except as expressly amended and modified by this Amendment, the Promissory Note is and shall continue to be in full force and effect in accordance with the terms thereof.

B. This Amendment may be executed by the parties hereto in counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to the Promissory Note to duly executed as of the day and year first written above.

MAKER:
NOVELSTEM INTERNATIONAL CORP.

/s/ Jan Loeb
Jan Loeb

NOTEHOLDER:

/s/ Stephen Gans
Stephen Gans